                                                                   Exhibit 10.13


                          INDUSTRIAL LEASE AGREEMENT
                                (Multi-Tenant)

                                    between

                     LATHROP INDUSTRIAL DEVELOPMENT, LLC
                    a California limited liability company,

                                  as Landlord

                                      and

           Aladdin Manufacturing Corporation, a Delaware Corporation
           --------------------------------------------------------

                                   as Tenant



                               For the Premises
                                  Located At:

                       2733 Yosemite Avenue, Building 4
                       --------------------------------
                              Lathrop, California
                              -------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                         Page
                                                                                                         ----
1.      PREMISES.........................................................................................    1
        1.1      Lease of Premises.......................................................................    1
        1.2      Construction of Tenant Improvements. ...................................................    1

2.      TERM.............................................................................................    1
        2.1      Term....................................................................................    1
                 2.1.1 Commencement Date.................................................................    1
                       Option to Extend (Exhibit E)......................................................
        2.2      Delay in Possession.....................................................................    1

3.      RENT AND SECURITY DEPOSIT........................................................................    1
        3.1      Base Rent...............................................................................    1
        3.2      Late Charges............................................................................    1
        3.3      Security Deposit........................................................................    1

4.      UTILITIES........................................................................................    2

5.      TAXES                                                                                                2
        5.1      Increase in Real Property Taxes.........................................................    2
        5.2      Definition of Real Property Taxes.......................................................    2
        5.3      Personal Property Taxes.................................................................    2

6.      OPERATING EXPENSES...............................................................................    2
        6.1      Payment of Operating Expenses...........................................................    2
        6.2      Definition of Operating Expenses........................................................    2

7.      ESTIMATED EXPENSES...............................................................................    3
        7.1      Payment.................................................................................    3
        7.2      Adjustment..............................................................................    3

8.      USE..............................................................................................    3
        8.1      Use of Premises.........................................................................    3
        8.2      Compliance with Laws....................................................................    3
        8.3      Outside Areas...........................................................................    3
        8.4      Signs...................................................................................    3
        8.5      Waste Disposal..........................................................................    4
        8.6      Hazardous Material......................................................................    4
                 8.6.1   Definition of Hazardous Materials...............................................    4
                 8.6.2   Prohibition on Use..............................................................    4
                 8.6.3   Environmental Questionnaire; Reports............................................    4
                 8.6.4   Landlord's Investigation Rights.................................................    4
                 8.6.5   Tenant's Remediation Obligations................................................    4
                 8.6.6   Indemnification.................................................................    5
                 8.6.7   Survival........................................................................    5

        8.7      Common Areas............................................................................    5
        8.8      Parking.................................................................................    5
        8.9      Changes and Additions by Landlord.......................................................    5
        8.10     Building Name and Address...............................................................    5
        8.11     Rules and Regulations...................................................................    5
        8.12     Railroad Area Assessments...............................................................    5

9.      LANDLORD'S MAINTENANCE AND REPAIR................................................................    6
        9.1      Landlord's Maintenance..................................................................    6
        9.2      Common Areas............................................................................    6
        9.3      Procedure and Liability.................................................................    6
        9.4      Waiver..................................................................................    6
        9.5      Landlord's Right to Perform Tenant's Covenants..........................................    6

10.     TENANTS MAINTENANCE AND REPAIR...................................................................    6
        10.1     Tenant's Obligation to Maintain.........................................................    6
                 10.1.1  General.........................................................................    6
                 10.1.2  Maintenance Contracts...........................................................    6
                 10.1.3  Maintenance Contracts...........................................................    7

                                           i.

    11.    ALTERATIONS..................................................................................    7
           11.1      Trade Fixtures.....................................................................    7
           11.2      Consent Requirement for Alterations................................................    7
           11.3      Possession.........................................................................    7
           11.4      Alterations Required by Law........................................................    7
           11.5      Mechanic's Liens...................................................................    7

    12.    FIRE AND CASUALTY DAMAGE.....................................................................    7
           12.1      Notice of Destruction..............................................................    7
           12.2      Loss Covered by Insurance .........................................................    8
           12.3      Loss Not Covered by Insurance......................................................    8
           12.4      Loss Covered by Tenant or Tenant's Parties.........................................    8
           12.5      Destruction Near End of Term.......................................................    8
           12.6      Destruction of Improvements and Personal Property..................................    8
           12.7      Exclusive Remedy...................................................................    8
           12.8      Lender Discretion..................................................................    8

    13.    CONDEMNATION.................................................................................    8

    14.    LIABILITY OF LANDLORD; INDEMNITY BY TENANT...................................................    9
           14.1      Limitation on Landlord's Liability.................................................    9
           14.2      Limitation on Tenant's Recourse....................................................    9
           14.3      Indemnification of Landlord........................................................    9
           14.4      Notice of Claim or Suit............................................................    9
           14.5      Waiver of Jury Trial...............................................................    9
           14.6      Sale of Premises...................................................................    9

    15.    INSURANCE....................................................................................    9
           15.1      Tenant's Insurance Obligations.....................................................    9
                     15.1.1 Public Liability Insurance..................................................   10
                     15.1.2 Property Insurance..........................................................   10
                     15.1.3 Other Insurance.............................................................   10
           15.2      Requirements of Tenant's Insurance Coverage........................................   10
           15.3      Evidence of Tenant's Insurance Coverage............................................   10
           15.4      Landlord's Insurance...............................................................   10
           15.5      Release and Waiver of Subrogation..................................................   10

    16.    LANDLORDS RIGHT OF ACCESS....................................................................   11

    17.    ASSIGNMENT AND SUBLETTING....................................................................   11
           17.1      Consent Requirement................................................................   11
           17.2      Procedure..........................................................................   11
           17.3      Landlord's Election................................................................   11
           17.4      Terms of Transfer..................................................................   11
           17.5      Corporate Reorganization...........................................................   12

    18.    DEFAULT AND REMEDIES.........................................................................   12
           18.1      Events of Tenant's Default.........................................................   12
           18.2      Landlord's Remedies................................................................   12
           18.3      Waiver.............................................................................   13
           18.4      Limitation on Exercise of..........................................................   13
           18.5      Waiver by Tenant of Certain Remedies...............................................   13
           18.6      Remedies Cumulative................................................................   13

    19.    TENANTS......................................................................................   13
           19.1      Landlord's Default.................................................................   13
           19.2      Tenant's Remedies..................................................................   13

    20.    SURRENDER AND HOLDING OVER...................................................................   14
           20.1      Surrender of the Premises..........................................................   14
           20.2      Holding Over.......................................................................   14

    21.    MORTGAGES....................................................................................   14
           21.1      Subordination......................................................................   14
           21.2      Estoppel Certificates and Financial Statements.....................................   14

    22.   GENERAL PROVISIONS............................................................................   15
           22.1      Construction of Meaning............................................................   15
           22.2      Interest on Past-Due Obligations...................................................   15
           22.3      Time of Essence....................................................................   15
           22.4      Binding Effect.....................................................................   15

                                      ii.

22.5       Choice of Law.................................................................    15
22.6       Captions......................................................................    15
22.7       Amendments....................................................................    15
22.8       Fees and Expenses.............................................................    15
22.9       Severability..................................................................    15
22.10      Security Measures  ...........................................................    15
22.11      Easements.....................................................................    15
22.12      Performance Under Protest.....................................................    15
22.13      Effective Date/Nonbinding Offer...............................................    16
22.14      Notices.......................................................................    16
22.15      Corporate Authority...........................................................    16
22.16      Brokerage Commissions.........................................................    16
22.17      Entire Agreement..............................................................    16
22.18      Joint and Several Liability...................................................    16
22.19      Quiet Enjoyment...............................................................    16
22.20      Survival......................................................................    16
22.21      Recording.....................................................................    16
22.22      Counterparts..................................................................    16
22.23      Merger........................................................................    16
22.24      No Third Party Beneficiaries..................................................    16
22.25      Force Majeure.................................................................    16
22.26      Confidentiality...............................................................    17
22.27      Additional Provisions.........................................................    17

                                     iii.

                          INDUSTRIAL LEASE AGREEMENT
                          --------------------------
                                (Multi-Tenant)

                            BASIC LEASE PROVISIONS
                            ----------------------

1.   Effective Date:         Date Lease has been executed by both parties
                             --------------------------------------------

2.   Landlord:               Lathrop Industrial Development, LLC
                             --------------------------------------------

3.   Landlords Address
     For Notice:             129 Edelen Avenue
                             --------------------------------------------
                             Los Gatos, CA 95030
                             --------------------------------------------
                             Attention: Mr. Timothy J. Murphy
                                        ---------------------------------
                             Telephone: 408-395-4084
                                        ---------------------------------
                             Fax: 408-354-0150
                                  ---------------------------------------

4.   Tenant:                 Aladdin Manufacturing Corporation,
                             --------------------------------------------
                             a Delaware Corporation.
                             --------------------------------------------

5.   Tenant's Address
     For Notice:             160 South Industrial Boulevard
                             --------------------------------------------
                             Calhoun, Georgia 30701
                             --------------------------------------------
                             Attention: Salvatore J. Perillo, Esq.
                                        ---------------------------------
                             Telephone: (800) 24l-4494
                                        ---------------------------------
                             Fax: (706) 624-2483
                                  ---------------------------------------

6.   Project:                Lathrop Industrial Park, Building 4, consisting of
                             -----------------------------------
                             the land ("Land") and all of the improvements,
                                        ----
                             including the Building, located thereon and more
                             particularly shown on Exhibit A attached hereto.
                                                   ---------

7.   Building:               An approximately 231,840 sq. ft. building located
                             -------------------------------------------------
                             on approximately 12.94 acres of land
                             ------------------------------------

8.   Premises:               Approximately 101,112 rentable square feet in the
                                           -------
                             Building, as shown in Exhibit B, attached hereto.
                                                   ---------

9.   Premises Address:       2733 Yosemite Avenue, Building #4
                             --------------------------------------------
     City and State:         Lathrop, California
                             -------------------

10.  Term & Option to Extend:Original Lease Term shall be for Seventy-Three (73)
                             ---------------------------------------------------
                             Months Tenant has one (1) option to extend Lease
                             ------------------------------------------------
                             for additional sixty (60) months at fair market
                             -----------------------------------------------
                             rate as provided in Exhibit E.
                             -----------------------------
11.  Estimated Commencement
     Date:                   Sixty (60) Days from Full Execution of Lease
                             -----------------------------------------------

12.  Base Rent Per Month:    Thirty Four Thousand Three Hundred Seventy Eight
                             ------------------------------------------------
                             Dollars ($34,378.00)
                             --------------------

     Rent Schedule:           Months                 Base Monthly Rent
                              ------                 -----------------
                                1                           -0-
                              2 - 38                     $  34,378
                             39 - 73                     $  37,411

13.  Tenant's Share:         Forty-three and sixty one hundreds percent (43.61%)
                             ------------------------------------------  -----

14.  Security Deposit:                    N/A          Dollars ($ N/A )
                             --------------------------          -----

15.  Broker:                 Lee & Associates - Central Valley, Inc.,
                             ----------------------------------------
                             represents Landlord, and both Lee & Associates
                             ----------------------------------------------
                             Realty Group, Inc. -Newport Beach and Lee &
                             -------------------------------------------
                             Associates - Central Valley, Inc., represents
                             ---------------------------------------------
                             Lessee
                             ------

16.  Base Year:              2001
                             ----

17.  Parking Spaces:         50 unassigned spaces
                             --------------------

18.  Permitted Uses:         warehousing and distributing hard surface flooring,
                             --------------------------------------------------
                             carpeting and related products and for no other
                             ------------------------------
                             use.

                                      iv.

19.  Tenant's Minimum Liability
     Insurance Amount:          Five Million Dollars ($5,000,000.00
                                -------------------------------------

20.  Guarantor:                 Mohawk Industries Inc., a Delaware Corporation
                                -----------------------------------------------

21.  Exhibits:
     "A"    Project
     "B"    Site Plan of Premises
     "C"    Work Letter
     "D"    Commencement Date Memorandum
     "E"    Option to Extend
     "F"    Guaranty of Lease
     "G"    Tenant Sign Criteria
     "H"    Environmental Questionnaire and Disclosure Statement
     "I"    Rules and Regulations

     The Basic Lease Provisions set forth above and the Exhibits and Addendum if any, attached hereto are hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Provisions shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any of the Basic Lease Provisions and the Lease, the latter shall control.

       Landlord (____________________) and Tenant (_____________) Agree.

                                      v.

 1.     PREMISES.

        1.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, together with (i) the non-exclusive right to use Tenant's Parking Spaces within the Common Areas (subject to the limitations set forth in Section 8.8), and (ii) the non-exclusive right to use the grounds, sidewalks, parking areas, driveways, alleys and other areas of the Building designated by Landlord as Common Areas (the "Common Areas"), which Common Areas are depicted on Exhibit "B" attached hereto. Landlord and Tenant agree that all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, and subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any matter described in this Lease where area is a factor.

        1.2 Construction of Tenant Improvements. Prior to the Commencement Date, Landlord shall construct certain improvements (the "Tenant Improvements")
                                                          -------------------
to the Premises in accordance with the terms of the Work Letter attached hereto as Exhibit C.
   ---------

        1.3 Landlord's Improvements. Landlord warrants and represents that upon Commencement Date the Building shall be in good condition and repair and structurally sound [which condition includes, without limitation, that the roof shall be leak-free and not in need, or in imminent need, of repair and that the plumbing, electrical, heating, ventilation and air-conditioning ("HVAC") systems shall be in good operating condition and repair and not in need, or imminent need, of repair. Notwithstanding anything to the contrary contained in this Lease, in the event any portion of the Building, whether structural or non-structural and including, without limitation, the roof, the HVAC and any operating systems therein, require repair or replacement for the first year of this Lease and such repair or replacement is not caused by the acts or omissions of Tenant (normal wear and tear excepted), Landlord shall make such repairs or replacements without cost to Tenant.

        1.4 Premises Specifications/Access. Landlord warrants and represents that (i) the Premises shall have a height clearance of no less than 28 feet,
(ii) the Premises shall have truck loading facilities as shown on the Approved Plans and including 15 dock high doors and one (1) grade level doors, (iii) there is access to the Premises over the Common Areas (hereinafter defined) to publicly dedicated (and accepted) right-of-way, (iv) the office shown on the approved floor plan shall be adequately heated and air conditioned, (v) the Premises shall include men's and women's restrooms, (vi) the warehouse lighting shall be as heretofore agreed to by Landlord and Tenant and shall be in good working order and repair, and (vii) as of the Commencement Date, the Project shall comply with all applicable Laws, including, without limitation, the Americans With Disabilities Act.

 2.     TERM

        2.1 Term. The Term of this Lease shall commence on the Commencement Date and shall continue in full force and effect for the Term hereof, unless terminated earlier pursuant to the terms hereof.

              2.1.1 Commencement Date. The Commencement Date of the Lease shall be the earlier of the date on which: (i) Tenant takes possession of any portion of the Premises in order to conduct business thereon; (ii) the Premises would have been Ready for Occupancy but for Tenant Delays (as defined in the Work Letter attached hereto as Exhibit C); or (iii) the Premises are Ready for
                               ---------
Occupancy. The Premises shall be deemed "Ready for Occupancy" on the date of substantial completion of all Tenant Improvements to be constructed by Landlord, except for punchlist items which do not prevent Tenant from using the Premises for the Permitted Uses and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of the construction work it has elected or is required to do. Tenant shall, upon demand, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit D acknowledging the actual Commencement Date of this Lease.

        2.2 Delay in Possession. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any Rent (as defined in Section 3.1 below) and the Commencement Date shall not occur until the Premises are Ready for Occupancy, except that if Landlord's failure to make the Premises Ready for Occupancy by the Estimated Commencement Date is attributable to any Tenant Delays, then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of Rent) from the date the Premises would have been Ready for Occupancy but for such Tenant Delays. Notwithstanding anything to the contrary contained herein, in the event Landlord fails to deliver possession of the Premises to Tenant within thirty (30) days of the Estimated Commencement Date and such delay is not caused by a Tenant Delay, Tenant, at its sole and exclusive remedy, shall have the right to terminate this Lease by notice delivered to Landlord prior to the date Landlord delivers the Premises to Tenant.

3.      RENT AND SECURITY DEPOSIT.

        3.1 Base Rent. From and after the Commencement Date, Tenant shall pay the Base Rent to Landlord on the first day of each calendar month in lawful money of the United States, at Landlord's Address or such other address as Landlord shall from time to time designate in writing to Tenant for the payment of Rent, without notice, and, except as may otherwise be set forth herein, without demand, abatement, offset or deduction. Upon the

                                      1.

execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term commences (or ends) on a date other than the first (or last) day of a month, Tenant shall pay on the Commencement Date or first day of the last month a pro rata portion of Base Rent, prorated on a per diem basis with respect to the portion of the month within the Term. Any sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be Additional Rent due hereunder, whether or not such sums are designated "Additional Rent." The term "Rent" means the Base Rent and all Additional Rent payable hereunder.

            (a) Increases in Base Rent. Notwithstanding anything to the contrary herein, the Base Rent due hereunder shall be increased at the times and in the amounts more particularly described in Item 12 of the Basic Lease Provisions.

        3.2 Late Charges. Tenant acknowledges that late payment by Tenant of any amount owed to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Therefore, if any installment of Base Rent is not received by Landlord, within five (5) days of the date same is due, or if any other installment of Rent is not received by Landlord within five (5) days of Tenant's receipt of written notice that same is overdue and payable, Tenant shall pay to Landlord, as liquidated damages for Tenant's failure to make such timely payment, an additional sum of eight percent (8%) of the overdue Rent per month as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative costs that Landlord will incur by reason of a late payment by Tenant.

4. UTILITIES. Tenant shall pay, as the same become due, all charges for domestic and irrigation water, gas, electricity (including parking lot lighting), telephone, storm and sanitary sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Term, including, without limitation, meter, use and/or connection fees, hook-up fees, penalties and surcharges. If any utility or other service is not separately metered to the Premises, or is billed directly to Landlord, or included as part of a tax bill, then Tenant shall reimburse Landlord or pay its pro rata share of the cost of such utility service with all others served by the service not separately metered, as appropriate. Such proration shall be based upon the respective gross leaseable areas of the parties using such utility services. If Landlord is responsible for paying such utility costs directly to the provider of such services, Landlord shall make such payments in a timely manner, and Tenant shall not be responsible for any late payment penalties or charges assessed against Landlord as a result of Landlord's failure to pay such costs on or before the date same are due and payable. Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in Rent by reason of such compliance. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder, unless such failure is directly attributable to the intentional acts or omissions of Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

5.      TAXES.

        5.1 Increase in Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the Increase in Real Property Taxes for each fiscal tax year of the Lease. The "Increase in Real Property Taxes" is the increase in Real Property Taxes in any fiscal tax year over Real Property Taxes for the Base Year. If the Base Year valuation of the improvements as shown on the tax bill do not reflect the cost of initial construction of the Building and Common Areas, such value shall be adjusted to reflect the increase in the valuation by the San Joaquin County Assessor on account of the initial construction of the Building and Common Areas. Under no circumstances shall Tenant have any obligation to pay Landlord any amount or contribution toward the payment of Real Property Taxes for any fiscal tax year in which the amount of Real Property Taxes for the Land and the Building is less than or equal to the Real Property Taxes for the Base Year. If the term of this Lease shall terminate on any date other than the last day of a tax fiscal period, the amount payable by Tenant (if any) during the tax fiscal period in which such termination occurs shall be prorated on the basis which the number of days from the commencement of said tax fiscal period to and including said termination date bears to the number of days in the fiscal period.

            (a) Payment of Real Property Taxes. Landlord agrees to pay all Real Property Taxes prior to the last date that the same may be paid without penalty or interest, or if a discount shall be available for early payment, prior to the last day that such discount is available. Without cost to Tenant, Landlord shall bear all interest, penalties, late charges and lost discount amounts incurred as a result of Landlord's failure to timely pay any installment of Real Property Taxes. Landlord shall take the maximum benefit of any law allowing Real Property Taxes to be paid in installments, and in such event only the amount actually paid by Landlord during the applicable tax year shall be included in Real Property Taxes for purposes of this Article. Landlord shall use diligent and good faith efforts to obtain any available tax abatements, refunds, rebates or credits that may reduce Real Property Taxes for the Premises, and the Real Property Taxes for any tax year shall mean such amounts as shall be finally determined to be the Real Property Taxes payable during such tax year less any abatements, refunds, rebates or credits made thereof. The parties shall make appropriate adjustments to previous reimbursements from Tenant to Landlord on account of any abatements, refunds, rebates or credits immediately following the determination of the amount of such abatements, refunds, rebates or credits. Prior to the Commencement Date, Landlord shall pay all Real Property Taxes before they become overdue.
                                      2.

        5.2 Definition of Real Property Taxes. "Real Property Taxes" shall include any form of real estate tax or assessment, general and special, ordinary and extraordinary, (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed or imposed by any public authority upon the Premises (or any real property comprising any portion thereof and any license fee, commercial rental tax, improvement bond or bonds, levy or tax), together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including reasonable attorneys fees) of challenging any of the foregoing, but only to the extent of any resulting reduction, abatement, redemption or return. Sanitary, landscape, lighting and storm sewer assessments shall not be included as Real Property Taxes, but shall instead be payable by Tenant as provided in Section 4 of this Lease. Notwithstanding anything to the contrary contained herein, Real Property Taxes to be shared by Tenant shall not include the following: (i) income, intangible, franchise, capital stock, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions; (ii) any roll-back taxes; (iii)
        any assessment for special improvements to the Land or the Building, including, but not limited to, the widening of exterior roads, the installation of or hook up to sewer lines, sanitary and storm drainage systems and other utility lines and installations, if such assessment was made prior to the date hereof; (iv) taxes on rents, gross receipts or revenues of Landlord from the Premises or other portions of the Building, unless same pertain only to rents paid by Tenant hereunder and
                                                                             ---
        are made specifically in lieu of existing Real Property Taxes; or (v) impact fees.

        5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

        5.4 Tenant's Contest of Taxes. Landlord shall furnish Tenant with copies of all Real Property Tax bills applicable to the Premises promptly upon receipt thereof and in sufficient time to allow Tenant to determine whether or not to contest any increase in Real Property Taxes. If Tenant desires to contest any increase in assessment, Tenant shall promptly notify Landlord of same, and Tenant shall have the right to do so at its own expense and Landlord shall fully cooperate with Tenant in any such proceeding; provided, however, Landlord shall have the right to elect to contest such assessment increase in lieu of Tenant's contest, in which event Landlord shall do so in a diligent and commercially reasonable manner. In the event Tenant does contest such assessment increase and a savings results, Tenant shall have the right to offset its reasonable costs (including reasonable attorneys' fees) against the next ensuing payment(s) of Tenant's Share of an Increase in Real Property Taxes due under this Lease.

6.      OPERATING EXPENSES.

        6.1 Payment of Operating Expenses. Tenant shall pay to Landlord Tenant's Share of Operating Expenses.

        6.2 Definition of Operating Expenses. "Operating Expenses" shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair, replacement and operation of the Building and Common Areas, including but not limited to:

              (a) Cost (including a replacement reserve as established by Landlord) of (i) non-structural maintenance and repair of the foundations, and
(ii) maintenance and repair of the roof and exposed parts of the Building as provided in Section 9.1. Notwithstanding the foregoing, in no event shall Landlord's replacement reserve exceed for any lease year exceed Forty Five Thousand Dollars ($45,000).

              (b) Cost of maintaining (including utilities) Common Areas, including without limitation, paved areas and landscaping.

              (c)   All insurance cost increase or other charges as provided in
Section 15.

              (d) Management fees (whether for services rendered by Landlord, an affiliate of Landlord, Landlords employees, or a third party property manager hired by Landlord), provided in all events such services are provided pursuant to a commercially reasonable, arms-length management agreement) equal to eight percent (8%) of Operating Expenses.

              (e) Cost of modifications to the Building occasioned by any rules, laws or regulations effective subsequent to the commencement of the Lease not otherwise payable by Tenant hereunder.

        Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include: (i) administrative and overhead costs, including but not limited to office space, equipment and utilities, legal, accounting or administrative services and Landlord's personnel who are not permanently located at the Building; (ii) any Capital Expenditure, except for the amortized portion of any Capital Expenditure reasonably made for the general benefit of all tenants of the Building, which amortization shall be made over the estimated actual useful life

                                      3.

of the improvement in question (as used herein, the term "Capital Expenditure" shall mean those expenditures which in accordance with generally accepted accounting principles are capitalized as opposed to expensed); (iii) expenses incurred in leasing space, such as legal expenses, brokerage commissions or advertising or promotional expenses; (iv) interest and amortization under mortgages or any other secured or unsecured loan payable by Landlord; (v) expenses separately reimbursed by any other tenants of the Building (excluding reimbursements to Landlord for such tenants' prorata share of Operating Expenses); (vi) financing and refinancing costs, including fees paid by Landlord to obtain financing or refinancing such as origination fees and brokerage commissions; (vii) non-cash depreciation, (viii) costs incurred in connection with the enforcement of leases, including attorneys' fees or other costs and expenses incurred in connection with summary proceedings to dispossess any other tenant in the Building; and (ix) any expenses associated with any special requirements of a particular tenant.

         Landlord estimates that Tenant's Share of Operating Expenses will total Thirty Thousand Dollars ($30,000) for the entire first lease year. Landlord warrants and represents that said estimate is reasonable and made in good faith.

7.       ESTIMATED EXPENSES.

         7.1 Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Tenant's Share of Operating Expenses and the Increase in Real Property Taxes and/or Insurance for a calendar year. On or about the last month of each calendar year, Landlord shall give Tenant notice of the Estimated Expenses for the ensuing calendar year. Tenant shall pay Tenant's share of the Estimated Expenses with installments of Base Rent in monthly installments on the first day of each calendar month during such year.

         7.2 Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Estimated Expenses and Tenant's share of the Operating Expenses and increase in Real Property Taxes for any calendar year. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's share of the Operating Expenses and the Increase in Real Property Taxes and Insurance for such calendar year together with copies of invoices and other supporting documentation, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's share thereof, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. If Tenant's payments exceed Tenant's share thereof, then (provided that Tenant is not in default), Landlord shall credit such amount to the installments thereof next coming due.

         7.3 Audits. Landlord shall retain its records relating to the Operating Expenses at Landlord's principal office, and upon reasonable prior notice to Landlord, Tenant shall have the right to inspect all of Landlord's records relating to such costs. Appropriate adjustments shall be made for errors in the computation of such costs revealed by such audit or inspection. If any audit by Tenant indicates an overcharge in the amount of Tenant's Share of Operating Expenses by more than five percent (5%), the reasonable cost of such audit shall be paid on demand by Landlord to Tenant; otherwise the expenses of Tenant's audit shall be borne by Tenant. Landlord shall retain its Operating Expense records for at least forty (40) months after the expiration of each calendar year.

8.       USE.

         8.1 Use of Premises. Tenant shall use the Premises solely for the Permitted Uses specified in Item 18 of the Basic Lease Provisions. Tenant shall not do anything in or about the Premises or the Common Areas which will (i) cause structural or other damage to or overload the Building or Common Areas;
(ii) overload or impair the efficient operation of existing electrical systems or other mechanical equipment or systems servicing the Building; (iii) damage, overload or corrode the sanitary sewer system; (iv) operate forklifts with drive wheels no less than 18 inches in diameter and four (4) inches in width and a steering wheel with a diameter of 16 inches and six (6) inches in width; or (v) materially interfere with other tenants of the Building. Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition (normal wear and tear excepted), free of any nuisances. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

         8.2 Compliance with Laws. Tenant shall be responsible for and shall at Tenant's own cost and expense obtain any and all licenses and permits necessary for any Permitted Use. Tenant shall not use the Premises in any manner which violates, and shall comply with, any law, ordinance, rule, ruling, statue or restriction affecting the Building or Project (collectively "Laws") which affect the Building or Project. Notwithstanding the foregoing, Tenant shall have the right to contest the applicability of any Laws to Tenant's operations in the Premises providing same does not materially adversely affect Landlord's fee simple interest in the Premises, the Building and the Land. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy with respect to the Premises, the Building or the Project. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

         8.3 Outside Areas. No property of any nature shall he stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

                                      4.

         8.4 Signs. Tenant shall not place on any portion of the Premises, Building or Project any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior to the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria attached hereto as Exhibit E, and shall be
                                                ---------
installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair. If Tenant fails to maintain Tenant's signs, or if Tenant fails to remove such sign(s) upon the termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

         8.5 Waste Disposal. Tenant shall store its waste either inside the Building or within outside trash enclosures on the Premises that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Building free and clear of all obstructions at all times.

         8.6 Hazardous Material.

             8.6.1 Definition of Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" shall mean the substances included within the definitions of the terms "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., and the California Carpenter-Presley-Tanner
                    -------
Hazardous Substances Account Act, California Health & Safety Code Section 25300 et. seq., and regulations promulgated thereunder, as amended. "Hazardous Waste"
--------
shall mean (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976,42 U.S.C. Section 6901 et. seq. and regulations promulgated pursuant thereto, or
                    -------
(b) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code
Section 25100 et. seq., and regulations promulgated pursuant thereto.
              -------

             8.6.2 Landlord's Delivery of Premises. Landlord shall deliver the Premises to Tenant on the Commencement Date free of all Hazardous Substances to the extent necessary to be in compliance with all environmental and other laws related to health and safety and so as to allow Tenant to operate in the Premises for its intended use hereunder without impairment, interruption, interference, liability or additional cost or expense with respect to any Hazardous Substance.

             8.6.3 Prohibition on Use. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises, Building or Project (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord; provided, however, that nothing herein shall prevent Hazardous Substances to be brought onto the Premises in the ordinary course of Tenant's business, as long as such presence is in compliance with all Laws. Landlord may, in its commercially reasonable discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable Laws and Private Restrictions and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the presence, storage, generation or use of Hazardous Materials by Tenant on or about the Premises, and Tenant agrees that any reasonable costs actually incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as Additional Rent hereunder upon demand.

             8.6.4 Environmental Questionnaire; Reports. Prior to execution of this Lease and thereafter on each anniversary of the Lease Commencement Date, Tenant shall complete, execute, and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit F attached hereto. Tenant shall immediately notify Landlord
            ---------
in writing of any complaints, investigations or other governmental action with respect to the use, storage, generation, release and/or clean-up of Hazardous Materials in or about the Premises. In addition, to the extent Tenant brings Hazardous Materials upon the Premises in the ordinary course of its business pursuant to the terms and conditions of this Lease, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices listings and correspondence of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials.

             8.6.5 Landlord's Investigation Rights. Landlord and Landlord's agents, employees, contractors and assigns (collectively, "Landlord's Parties")
                                                           ------------------
shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises Building or Project and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 8.6, and in connection therewith Tenant shall

                                      5.

provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this
Section 8.6, or in the event of a release of any Hazardous Material on, under or about the Premises, Landlord and Landlord's Parties shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and acting on behalf of Tenant to discharge Tenant's obligations under this
Section 8.6 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and Landlord's Parties shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use or disposal by Tenant or Tenant's agents, employees, contractors, assigns, subtenants or invitees (collectively, "Tenant's Parties") of Hazardous Materials on, under,
                         ----------------
from or about the Premises, Building or Project.

             8.6.6 Tenant's Remediation Obligations. If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant results in (i) injury to any person; (ii) injury to or any contamination of the Premises or the Project; or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at Tenant's expense, shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (a) imposes an immediate threat to the health, safety or welfare of any individual or (b) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. If Landlord at any time discovers that Tenant may have caused or permitted the release of Hazardous Materials on, under, from or about the Premises, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable Laws and as required by such plan and this Lease.

             8.6.7 Indemnification by Tenant. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project from and against any and ail liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project by Tenant or Tenant's Parties, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises or the Project, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease.

             8.6.8. Indemnification by Landlord. Landlord shall not cause or permit the storage, use, escape, disposal or release of Hazardous Substances in, on or with respect to the Building or the Project in any manner not in compliance with Laws, provided, however, that nothing herein shall prevent Hazardous Substances to be brought onto the Land or the Project in the ordinary course of Landlord's business or the businesses of Landlord's other tenants, as long as such presence is in compliance with all applicable Laws. Landlord shall indemnify and hold Tenant harmless against and from any liability, claim of liability, claims, suits, costs, expenses, causes of action, personal liability and property damage (including without limitation reasonable attorney's fees) arising out of a breach by Landlord of its covenant in the preceding sentence. Further, Landlord shall indemnify and hold Tenant harmless against and from any liability, claim of liability, claims, suits, costs, expenses, causes of action, personal liability and property damage (including without limitation reasonable attorney's fees) arising out of a breach by Landlord of its representations, warranties and covenants in this Section 8.6. Landlord shall not be liable to Tenant under this Section 8.6 with respect to the acts of other tenants of Landlord, unless same results from Landlord's gross negligence or willful misconduct; provided, however, that if any Hazardous Substances brought onto the Land by such other tenants materially adversely affects Tenant's ability to use the Premises for the use contemplated hereunder, then Tenant may terminate this Lease by written notice to Landlord, unless Landlord agrees to promptly abate such interference.

             8.6.9 Survival. The provisions of this Section 8.6 shall expressly survive the expiration or sooner termination of this Lease.

       8.7 Common Areas. Landlord shall at all times have exclusive control of and operate and maintain the Common Areas in the manner Landlord may determine to be appropriate. "Common Areas" (or "Common Area") shall mean all exterior/outdoor areas, space, installations and equipment on the Land and the Building for the common use and benefit of the tenants of the Project, their employees, agents, licensees, customers and other

                                      6.

invitees, including without limitation parking areas, exits, entrances, access roads, driveways, sidewalks, retaining walls, landscaped areas. Landlord hereby grants to Tenant, its licensees, subtenants, concessionaires, successors and assigns, and its and their employees, agents, licensees, customers, and invitees the non-exclusive right and easement to use the Common Areas during the term hereof and any extensions of same, continuously and without interruption, in common with other tenants of the Building and the Project. Except as otherwise expressly set forth in this Lease, all reasonable costs actually incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Operating Expenses unless any particular cost incurred can be charged to a specific tenant of the Project. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas as reasonably required for repairs or to prevent a public dedication or the accrual of prescriptive rights. Notwithstanding the foregoing, Landlord shall make no change or alteration to the Common Areas that would have a material adverse impact on Tenant's operations in the Premises and, except for de minimis changes, shall provide Tenant with at least ten (10) business days advance written notice before implementing any such change. No change shall be made to any curb cut or major access drive within the Common Areas without Tenant's prior written consent, which consent shall not be unreasonably withheld.

     8.8 Parking. Tenant is allocated and shall have the non-exclusive right to use not more than the number of Parking Spaces described in Item 17 of the Basic Lease Provisions, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Neither Tenant nor Tenant's Parties shall have the exclusive right to use any specific parking space. Landlord shall have the right and obligation to construct, maintain and operate lighting facilities within the parking areas in good condition and repair, and Tenant shall have no right to install any fixtures, equipment or personal property in parking areas.

     8.9 Building Name and Address. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant.

     8.10 Rules and Regulations. Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit I, and any
                                                           ---------
reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord; provided, however, that such amendments, modifications and/or additions do not materially interfere with Tenant's operations in the Premises. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

9.   LANDLORD'S MAINTENANCE AND REPAIR

     9.1 Landlord's Maintenance. Landlord shall, with such right of reimbursement from Tenant as is specified in Section 6: (i) maintain in good condition and repair the roof, foundation (subject to Section 10.1.2 below), and the exterior walls of the Building and utility facilities stubbed to the Building in good condition, reasonable wear and tear excepted; and (ii) maintain in good condition and repair and repaint the exterior walls, canopies, entries, handrails, gutters and other exposed parts of the Building as necessary to maintain safety and aesthetic standards. The term "walls" as used herein shall not include windows, glass or plate glass, doors, overhead doors, dock bumpers, dock plates and levelers, special store fronts or office entries, unless otherwise specified by Landlord in writing.

     9.2 Common Areas. Landlord shall repair, maintain, operate and replace when necessary the Common Areas, if any, in order to keep them in good, clean and safe condition, with such right of reimbursement from Tenant as is specified in Section 6. Landlord shall not be responsible for repairs required by either
(i) an accident, fire or other peril, except as required by Section 12 hereof; or (ii) for damage caused to any part of the Project by any act, negligence or omission of Tenant or Tenant's Parties, the uninsured cost, including any deductible, of which shall be paid to Landlord by Tenant. Landlord may engage contractors of Landlord's choice to perform the obligations required of Landlord by this Section 9.2, and the necessity of any expenditure to perform such obligations shall be at the commercially reasonable discretion of Landlord.

     9.3 Procedure and Liability. Tenant shall immediately give Landlord written notice of defect or need for repair of the items described above, after which Landlord shall have reasonable opportunity to repair same or cure such defect with contractors of Landlord's choice. Landlord's liability shall be limited by the terms of Sections 14 and 19 of this Lease. If Tenant or Tenant's Parties caused any damage necessitating such repair, then Tenant shall pay the cost thereof, upon demand.

     9.4 Waiver. Except as expressly set forth herein, Tenant hereby waives the benefit of California Civil Code Section 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the Rent. Notwithstanding the foregoing, if Landlord defaults in the performance of any obligation imposed on it by this lease and does not cure such default within thirty (30) days after written notice from Tenant specifying the default (or does not within said period commence and diligently proceed to cure such default), Tenant without waiver of or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter,

                                      7.

to cure such default for the account of the Landlord, and Landlord shall reimburse Tenant upon an invoice for any amount paid and any expense or contractual liability so incurred. If Landlord fails to reimburse Tenant within fifteen (15) days after invoice, then Tenant shall have the right to offset the amount due thereunder, together with interest at the Interest Rate from the date of disbursement against all rent and other charges due from Tenant to Landlord under this Lease until Tenant has been completely reimbursed for its expenses. In the event of emergencies, or where necessary to prevent injury to persons or damage to property or to mitigate damages, Tenant may cure a default by Landlord before the expiration of the waiting period, but after giving such written or oral notice to Landlord as is practical under all of the circumstances.

     9.5 Landlord's Right to Perform Tenant's Covenants. Tenant agrees that, if Tenant shall at any time fail to pay within the grace or notice and cure period herein provided any mechanic's lien, taxes or other fees and charges the nonpayment of which may place in jeopardy Landlord's interest in the Project or any portion thereof, or if Tenant shall at any time fail to provide the insurance required pursuant to Section 15, or perform any other act to be made or performed by it under this Lease within the grace or notice and cure period provided therefor, Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may reasonably deem such action necessary for the protection of the Premises or the Project, and without waiving or releasing Tenant from any obligation under this Lease. All sums so paid by Landlord and all reasonable expenses paid in connection therewith, including without limitation reasonable attorneys' fees, together with interest thereon at the Interest Rate from the date of such payment until repaid by Tenant, shall be paid by Tenant to Landlord within fifteen (15) days of demand.

10.  TENANT'S MAINTENANCE AND REPAIR.

     10.1 Tenant's Obligation to Maintain. Tenant shall be responsible for the following during the Term:

          10.1.1 General. Except as otherwise expressly set forth herein, Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) those portions of the plumbing and sewage facilities and the HVAC system to the extent they service the Premises;
(ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment; and (v) any automatic fire extinguisher equipment in the Premises. Notwithstanding the foregoing, Tenant shall not be responsible for any of the foregoing repairs or replacements if such repairs or replacements are necessitated by Landlord's failure to promptly perform its obligations hereunder, by damage caused by the wrongful acts or negligence of Landlord, its employees, agents and contractors, or by damage by fire or other casualty for which Landlord is responsible for repairing pursuant to this Lease. In light of the substantial costs of replacing any portions of the Premises' HVAC system, the parties hereby agree that in the event such system requires any replacement during the last two (2) years of the initial term of this Lease or any extension term hereof, Landlord shall reimburse Tenant on the expiration or earlier termination of this Lease for the unamortized portion of such expense based on the date of installation of such equipment and the useful life of such equipment.

          10.1.2 Maintenance Contracts. Except as otherwise expressly set forth herein, Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing; (normal wear and tear excepted) and (ii) maintain continuously throughout the Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every thirty (30) days during the Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises, the reasonable and actual cost of which shall be paid by Tenant. Tenant shall maintain continuously throughout the Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every sixty (60) days during the Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be cancelled or changed without at least thirty
(30) days' prior written notice to Landlord.

          10.1.3 Standards. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality and shall be performed in accordance with all applicable Laws and the terms of Section 11 of this Lease. If Tenant fails to properly maintain the Premises or provide the maintenance contracts provided above, Landlord, upon providing Tenant with notice and reasonable opportunity to cure, may undertake to do so, the cost of which shall be deemed Rent which shall be due within fifteen (15) days of demand by Landlord.

11.  ALTERATIONS.

     11.1 Trade Fixtures. During the Term of this Lease, Tenant may install Tenant's Trade Fixtures which may be removed without material injury to the Premises on the Premises without the prior consent of Landlord. All Trade Fixtures shall remain Tenant's property. "Trade Fixtures" shall not include the initial Tenant Improvements paid for with the funds of Landlord nor any improvements thereafter made to the Premises by Landlord at any time with Landlord's Funds.

                                      8.

     11.2 Consent Requirement for Alterations. Tenant shall make no material alterations, additions or improvements (collectively, "Alterations") to the
                                                       -----------
Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may impose as a condition to such consent such requirements as Landlord may reasonably deem necessary, in its sole and absolute discretion including, without limitation:
(i) that Landlord be furnished with working drawings before work commences;
(ii) that performance and labor and material payment bonds be furnished; (iii) that Landlord approve the contractor by whom the work is to be performed, such approval not to be unreasonably withheld; (iv) that adequate course of construction insurance be in place and the Landlord is named as an additional insured under the contractor's liability and property damage policies; and (v) that Landlord may require the removal of the alterations and restoration of the Premises to the condition which existed prior to the installation of such Tenant's Alterations, at Tenant's sole expense upon expiration of the Term. All such alterations, additions or improvements must be done in compliance with all applicable Laws, in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall deliver to Landlord upon commencement of such work, a copy of the building permit with respect thereto. All such work shall be performed so as not to obstruct the access to the Premises of any other tenant in the Building or Project. Should Tenant make any material alterations without Landlord's prior written consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require the Tenant to remove all or some of the alterations at Tenant's sole cost and restore the Premises to the same condition as existed prior to undertaking the alterations. Tenant shall notify Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises and Landlord shall have the right at any time and from time to time to post and maintain notices of nonresponsibility in or about the Premises.

     11.3 Possession. All Tenant's Alterations shall remain the property of Tenant during the Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Term, all Tenant's Alterations shall be surrendered to Landlord and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof.

     11.4 Alterations Required by Law. Tenant shall make any Alteration or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in Section
6), provided that Tenant shall have no obligation to reimburse Landlord for any alteration, addition or change to the Premises or the Project required by Law which relates to the original construction of the Premises or the Project.

     11.5 Mechanic's Liens. If any claim of lien is recorded with respect to work performed by or on behalf of Tenant or Tenant's Parties, Tenant shall bond against or discharge the same within thirty (30) days after receipt of notice thereof. Thereafter, Landlord shall have the right, at Landlord's option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses, together with interest thereon at the Interest Rate, shall be Additional Rent due and payable within fifteen (15) days of Tenant's receipt of a bill therefor. Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or Project or this Lease arising from the act or agreement of Tenant. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or Project.

12.  FIRE AND CASUALTY DAMAGE.

     12.1 Notice of Destruction. If the Building should be damaged or destroyed by fire, earthquake or other casualty, to the extent that the Premises are totally or partially inaccessible or unusable by Tenant in the ordinary course of Tenant's business, Tenant shall give immediate written notice thereof to Landlord. Landlord shall thereafter, within thirty (30) days after receipt of written notice of such damage, notify Tenant of the amount of time Landlord estimates in its reasonable discretion that it will take to repair such damage ("Landlord's Estimate").

     12.2 Loss Covered by Insurance. If the loss to Landlord from which is fully (exclusive of any deductible) covered by insurance maintained by Landlord or for Landlord's benefit, which risk renders the Building totally, or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

          (a) If(i) Landlord's Estimate is equal to or less than ninety (90) days; and (ii) Landlord is not prevented by applicable Laws from rebuilding the Building to its preexisting condition, Landlord shall, at Landlord's expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of Rent shall be allowed Tenant for such portion of the Building as shall be rendered inaccessible or unusable to Tenant during the period of time that such portion is unusable or inaccessible. In such event, Tenant shall pay to Landlord the amount of the deductible under Landlord's insurance policy, which in no event shall exceed Five Thousand Dollars ($5000). If the damage involves portions of the Building other than the Premises leased by Tenant, Tenant shall pay only a portion of the deductible based on the ratio of the cost of repairing the damages in the Premises to the total cost of repairing all of the damage on the Building.

                                      9.

          (b) If Landlord's Estimate exceeds ninety (90) days, then either party may by written notice to the other, given within thirty (30) days after Landlord gives Tenant notice of Landlord's Estimate, terminate this Lease as of the date of the occurrence of such damage or destruction.

     12.3 Loss Not Covered by Insurance. If, at any time prior to the expiration or termination of this Lease, the Building is totally or partially damaged or destroyed from a risk, the loss to Landlord from which is not fully (exclusive of any deductible) covered by insurance maintained by Landlord or for Landlord's benefit, Landlord may, at its option, upon written notice to Tenant within thirty (30) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction and such repair and restoration can be completed within ninety (90) days, this Lease shall continue in full force and effect, but the Rent shall be proportionately reduced as provided in Section 12.2(a).

     12.4 Loss Covered by Tenant or Tenant's Parties. If the Building is wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant's sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Section 12.4 to the extent that insurance proceeds are collectible by Landlord to repair such damage. This Lease shall continue in full force and effect without any abatement or reduction in Rent or other payments owed by Tenant.

     12.5 Destruction Near End of Term. Notwithstanding the foregoing, if the Building is wholly or partially damaged or destroyed within the final twelve
(12) months of the Term, either Tenant or Landlord may, at its option, elect to terminate this Lease; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant at the time of such damage has a then valid express written option to extend the Term and Tenant exercises such option to extend the Term within thirty (30) days following the date of such damage.

     12.6 Destruction of Improvements and Personal Property. In the event of any damage to or destruction of the Building, under no circumstances shall Landlord be required to repair, replace or compensate anyone for the personal property, Trade Fixtures, Alterations, machinery, equipment or furniture of Tenant or any of Tenant's Parties, and Tenant shall repair and replace all such personal property, Alterations and Trade Fixtures at Tenant's sole cost and expense.

     12.7 Exclusive Remedy. This Section 12 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Project, and Tenant waives and releases Tenant's rights under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or the Project.

     12.8 Lender Discretion. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from insurance held by Landlord be applied to such indebtedness, then Landlord shall have the right to deliver written notice to Tenant terminating this Lease within sixty (60) days of the date of damage or destruction of the Premises.

13. CONDEMNATION. If any part of the Premises, the Building or the Land should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Building, then upon written notice by Landlord or Tenant to the other party, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the premises shall be Taken, and this Lease is not terminated as provided above, the Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, loss of its leasehold estate and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

14.  LIABILITY OF LANDLORD; MUTUAL INDEMNITY BY TENANT.

     14.1 Limitation on Landlord's Liability. Landlord shall not be liable to Tenant for any injury to Tenant or Tenant's Parties, damage to the property of Tenant or Tenant's Parties, or loss to Tenant's business resulting from: (i) failure, interruption or installation of any HVAC or other utility system or service (except as expressly set forth in Section 1.3 herein); (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; or (iv) vandalism or forcible entry by unauthorized persons or the criminal acts of any person. Notwithstanding the foregoing but subject to Sections 14.2 and 15.5, Landlord shall be liable for any such injury,

                                      10.

  damage or loss which is proximately caused by Landlord's willful misconduct, or negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

         14.2 Limitation on Tenant's Recourse. If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Notwithstanding anything to the contrary in this Lease, Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without exception whatever.

         14.3 Mutual Indemnification. Tenant and Landlord agree to indemnify and hold each other harmless horn and against any and all claims, damages or causes of action for damages brought on account of injury to any person or persons or property, or loss of life, arising out of (i) the failure to comply with its obligations hereunder by Landlord or Tenant, respectively, or (ii) the use, operation or maintenance of the Premises by Tenant or by the use, operation or maintenance of the remainder of the Building and other improvements on the Land by Landlord, except for matters arising from the gross negligence or willful misconduct of the party seeking indemnification. Notwithstanding any other provisions set forth herein, the parties hereby agree that in the event of any damage to a party, including all personal and property damages and losses to a party's employees or invitees, each party shall resort to any and all insurance coverage available prior to asserting any claim or demand against the other party or its assets. No insurer is meant to be a third party or other beneficiary of any provision contained in this Lease.

         14.4 Notice of Claim or Suit. Landlord and Tenant shall promptly notify the other of any claim, action, proceeding or suit instituted or threatened against Landlord or Tenant of which they received notice or of which they acquire knowledge and which names the other party as a defendant thereto.

         14.5 Waiver of Jury Trial. Landlord and Tenant each acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights to trial by jury, and each party does hereby expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents, or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use of occupancy of the Premises, and/or any claim of injury or damage.

         14.6 Sale of Premises. In the event of any sale or transfer of the Premises, the seller, transferor or assignor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter to be performed provided such purchaser, transferee or assignee has assumed and agreed in writing to carry out any and all agreements, covenants and obligations of Landlord hereunder.

  15.    INSURANCE.

         15.1 Tenant's Insurance Obligations. Tenant agrees that at all times from and after the date Tenant is given access to the Premises for any reason, Tenant shall carry and maintain, at its sole cost and expense, the following types, amounts and forms of insurance:

              15.1.1 Public Liability Insurance. A broad form comprehensive general liability or commercial general liability policy including contractual liability coverage for obligations under this Lease, covering the Project in an amount of not less than the amount per occurrence specified in Item 19 of the Basic Lease Provisions. Such policy shall be in the occurrence form with a per location general aggregate. The amounts of such insurance required hereunder shall be subject to adjustment from time to time as requested by Landlord based upon Landlord's commercially reasonable determination as to the amounts of such insurance generally required at such time for comparable tenants, premises and buildings in the general geographical location of the Building or as requested by any lender with an interest in the Premises or Project.

              15.1.2 Property Insurance. A policy or policies, including the basic form, broad form and special form of coverage ("All Risks"), including vandalism and malicious mischief, theft, sprinkler leakage and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation, of all Trade Fixtures, furniture and equipment in the Premises, and all Alterations to the Premises installed by or for Tenant or provided to Tenant. Such coverage shall name the Landlord as an additional insured as its interest may appear.

               15.1.3 Other Insurance. Such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

           15.2 Requirements of Tenant's Insurance Coverage. Each policy of insurance required to be carried by Tenant pursuant to Section 15.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insureds; (ii) shall be primary insurance; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies licensed to do business in California and which have a general policy holders' rating of at least "A" and a Financial rating of at least "VIII" as set forth in the most current issue of Best's

                                      11.

Insurance Guide; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord so long as such provision of thirty (30) days notice is reasonably obtainable, but in any event not less than ten (10) days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is approved by Landlord; (vii) shall contain a cross liability endorsement;
(viii) shall contain a severability clause and (ix) shall be written on an "occurrence" basis only, with a per location aggregate, unless such forms are no longer available, in which case the policy form obtained by Tenant shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 15, provide that Landlord is named as an additional insured thereunder and provide that the coverage afforded with respect to the Premises shall not be reduced or diminished by reason of the use of such blanket policy of insurance.

         15.3 Evidence of Tenant's Insurance Coverage. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to
Section 15.1 (appropriately authenticated by the insurer) shall be delivered to Landlord prior to the time Tenant or any of Tenant's Parties enters the Premises and upon renewal of such policies, but not less than ten (10) days prior to the expiration of the term of such coverage. If Tenant fails to obtain the insurance required hereby or provide evidence thereof to Landlord, Landlord may, but shall not be obligated to, and Tenant hereby appoints Landlord as its agent to procure such insurance and bill the cost of the insurance to Tenant.

         15.4 Landlord's Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Project. Landlord shall at all times maintain general commercial liability insurance covering the Land, including, but not limited to, the Common Areas, against claims for personal injury and damage to property naming Tenant as an additional insured under the policy. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, workers' compensation and rent loss insurance. The amount of any increase in premiums for the insurance carried by Landlord as allowed by this paragraph in excess of the premiums paid by Landlord for the Base Year shall be included as part of the Operating Expenses charged to Tenant hereunder. The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord deems reasonably necessary as a result of Tenant's use of the Premises. In the event that Landlord is required to obtain additional insurance due the Tenant's operations on the Premises, Tenant shall be required to pay all costs of such insurance. Landlord shall deliver to Tenant the foregoing insurance policies or certificates thereof at or prior to the date that same are required to be in effect and evidence of all renewals or replacements of same.

         15.5 Release and Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, the parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property to the extent that is covered under any valid and collectible insurance policy carried by either of the parties which is in force at the time of such injury or damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by the policy. Each party shall provide the other party with a certificate of insurance evidencing the requirements of this section.

16. Landlord's Right of Access. Tenant shall permit Landlord and Landlord's Parties, at all reasonable times and at any time in case of emergency: (a) to enter into and upon the Premises to inspect them, to protect the Landlord's interest therein, to post notices of non-responsibility; (b) to take all necessary materials and equipment into the Premises and perform necessary work therein; and (c) to perform environmental testing. No such work shall cause or permit any rebate of Rent to Tenant. Landlord may at any time place on or about the Building any ordinary "for sale" and "for lease" signs. Tenant shall also permit Landlord and Landlord's Parties, upon request and reasonable advance notice, to enter the Premises or any part thereof, at reasonable times during normal business hours, to show the Premises to prospective purchasers, mortgagees or lessees.

17. Assignment and Subletting. Tenant shall have the right to assign this Lease, or to sublet all or any portion of the Premises to any party without the prior written consent provided that subsequent to such subletting or assignment Tenant remains liable for the payment and performance of Tenant's obligations under this Lease and, in the case of any assignment, the assignee assumes Tenant's obligations under this Lease. No transfer or any interest under this lease shall relieve Tenant and any guarantor of this lease of its/his personal and primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder.

         17.1 Terms of Transfer. If Tenant sublets or assigns any portion of the Premises, the following shall apply:

         (a) Tenant shall pay to Landlord an amount equal to one-half (l/2) of the difference, if any, between the rent and other charges due and payable by a sublessee or assignee (or the combination of the rent and other charges due and payable under such sublease or assignment plus any other consideration therefor or incidental thereto) exceeds the Rent payable under this Lease with respect to the Premises or portion thereof which is assigned or subleased. Such amount owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

                                      12.

         (b) Upon a default by Tenant hereunder, Landlord may collect rent from the assignee or sublessee and, except to the extent set forth in Section 17.1(a), apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations herewith.

 18.     Default and Remedies.

          18.1 Events of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

                  (a) Tenant shall have failed to pay Base Rent or Additional Rent when due, and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay; or

                  (b) Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Rent or Additional Rent, and Tenant shall have failed to cure such breach within thirty
 (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty (30) day period, Tenant shall have failed to commence such cure within said thirty
 (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

                  (c) Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Section 17; or

                  (d) The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this Section 18.1 is contrary to any applicable Law, such provision shall be of no force or effect.

 The notice periods provided for in this Section 18.1 are intended to satisfy any and all notice requirements imposed on Landlord by law and are not in addition to any such requirements.

          18.2 Landlord's Remedies. If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                  (a) Landlord may keep this Lease in effect and enforce its rights and remedies under this Lease. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. No act by Landlord allowed by this subparagraph or intended to mitigate the adverse effects of a breach of this Lease by Tenant shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant. Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

                  (b) Landlord may terminate this Lease by giving Tenant written notice of termination in which event this Lease shall terminate on the date set for termination in such notice. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, an interest rate equal to the Interest Rate shall be used where permitted. Such damages shall include:

                      (1) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                      (2) Any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) reasonable expenses for
                                      13.

 cleaning, repairing or restoring the Premises; (ii) reasonable expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) reasonable attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

                  (c) Nothing in this Section 18.2 shall limit Landlord's right to indemnification from Tenant as provided in Sections 8.6.6, 11.5, 14.3, 20.1 and 22.16. Any notice given by Landlord in order to satisfy the requirements of this Section 18.2 shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

          18.3 Waiver. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the fast party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any Rent, payment, interest or late charge with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

          18.4 Limitation on Exercise of Rights. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) Landlord may deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give; and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

          18.5 Remedies Cumulative. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law except as otherwise provided herein.

 19.      TENANT'S REMEDIES.

          19.1 Landlord's Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

          19.2 Tenant's Remedies. In the event of any default by Landlord, Tenant shall be entitled at its election to bring suit for the collection or any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord in addition to all remedies otherwise provided in this Lease or otherwise available in law or equity.

 20.      SURRENDER AND HOLDING OVER.

          20.1 Surrender of the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for
 (i) reasonable wear and tear, and (ii) damage caused by any peril or condemnation. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (a) all interior walls shall be painted or cleaned so that they appear freshly painted; (b) all tiled floors shall be cleaned and waxed; (c) all carpets shall be cleaned and shampooed; (d) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (e) all windows shall be washed; (f) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair (normal wear and tear excepted) as so certified by such firm; and (g) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (1) remove any Tenant's Alterations which Tenant is required to remove pursuant to Section 11 and repair all damage caused by such removal; and (2) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Interest Rate. Tenant shall indemnify, defend by counsel satisfactory to Landlord, protect and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

          20.2 Holding Over. This Lease shall terminate without further notice at the expiration of the Term. Any holding over by Tenant after expiration of the Term shall not constitute a renewal or extension of the Lease or leave Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after

                                      14.

such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Rent shall be increased to an amount equal to 125% of the Base Rent payable during the last full calendar month of the Term.

21.      MORTGAGES.

         21.1 Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof (collectively, a "Security
                                                                  --------
instrument").
-----------

              (a) The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date; on the condition, however, that prior to the Commencement Date the holder of any present Security Interest shall enter into a subordination, non-disturbance and attornment agreement ("SNDA") with Tenant providing that so long as there is not an Event of Tenant's Default under the Lease, in the event of foreclosure or other action or exercise of rights taken under such Security Instrument, this Lease and all of the rights of Tenant hereunder shall not be disturbed, but shall continue in full force and effect. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

              (b) At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, this Lease and all of the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long and Event of Tenant's Default has not occurred. Subject to the foregoing sentence, Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, provided, however, that in any SNDA such Lender shall agree not to disturb Tenant's rights under this Lease so long as an Event of Tenant's Default has not occurred hereunder.-

         21.2 Mortgagee Protection and Attornment. In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and provide such Lender with a reasonable opportunity to cure such default; provided, however, any cure period afforded Lender pursuant to this paragraph shall in no way operate to the benefit of Landlord. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure, provided Tenant's rights under the Lease are not disturbed and continue in full force and effect so long as an Event of Tenant's Default has not occurred.

         21.3 Estoppel Certificates and Financial Statements. Each party agrees, within fifteen (15) days following request by the other party, to execute and deliver an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (ii) stating the date to which the Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults; and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. At any time during the Term Tenant shall, upon fifteen (15) days' prior written notice from Landlord, provide Tenant's most recent annual report to any existing Lender or to any potential Lender or buyer of the Premises. In the event Tenant fails to deliver an estoppel certificate within fifteen (15) days after a request therefor, Landlord shall immediately notify Tenant of such failure. Tenant shall have five (5) days from such notification to provide Landlord with the estoppel certificate. A failure to deliver an estoppel certificate within five (5) days after Landlord's request shall be a conclusive admission that, as of the date of the request for such statement: (a) this Lease is unmodified except as may be represented by the requesting party in raid request and is in full force and effect, (b) there are no uncured defaults in the requesting party's performance, and (c) no rent has been paid more than thirty (30) days in advance.

 22.     GENERAL PROVISIONS.

         22.1 Construction of Meaning. Words in the singular number shall be held to include the plural, unless the context otherwise requires. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.

         22.2 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to any party not paid when due shall bear interest at a rate (the "Interest Rate") equal to the lesser of (i) five percent (5%) in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time; or (ii) fifteen percent (15%) per annum.

         22.3 Time of Essence. Time is of the essence with respect to all of the terms and conditions of this Lease.

                                      15.

         22.4 Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

         22.5 Choice of Law. This Lease shall be governed by the laws of the State of California.

         22.6 Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in anyway affect the interpretation of this Lease.

         22.7 Amendments. This Lease may not be altered, changed or amended except by an instrument in writing signed and dated by both parties hereto.

         22.8 Fees and Expenses. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in an action by or against the other party arising out of or in connection with this Lease or the Premises, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith. If Landlord becomes involved in any action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or Tenant's Parties, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

         22.9 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         22.10 Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, Tenants' Parties and their property from acts of third parties.

         22.11 Easements. Landlord reserves to itself the right, from time to time, to grant and/or record such easements, rights, Private Restrictions, maps and dedications that Landlord deems necessary or desirable, which do not unreasonably interfere with the Permitted Uses of the Premises by Tenant. Tenant shall sign any of the aforementioned documents (provided they do not unreasonably interfere with the Permitted Uses of the Premises by Tenant) upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

         22.12 Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment under protest and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum.

         22.13 Effective Date/Nonbinding Offer. Submission of this Lease for examination or signature by Tenant does not constitute an offer or option for lease, and it is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

         22.14 Notices. Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Items 3 and 5 of the Basic Provisions (as applicable); (ii) when delivered if given by personal delivery; and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 22.14.

         22.15 Corporate Authority. If Tenant is a corporation (or partnership), Tenant represents and warrants that those persons executing this Lease upon behalf of Tenant are duly authorized to do so in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms.

         22.16 Brokerage Commissions. Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Broker described in Item 14 of the Basic Provisions; and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party.

                                      16.

         22.17 Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law; (ii) the suitability of the Premises or the Project for the conduct of Tenant's business; or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease.

         22.18 Joint and Several Liability. If more than one person or entity is named as tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

         22.19 Quiet Enjoyment. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed within any applicable grace or notice and cure periods, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

         22.20 Survival. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

         22.21 Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

         22.22 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

         22.23 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger. Such event shall at the option of Landlord, either terminate all or any existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

         22.24 No Third Party Beneficiaries. This Lease is not intended by either party to confer any benefit on any third party, including without limitations any broker, finder, or brokerage firm.

         22.25 Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, or any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

         22.26 Confidentiality. This Lease document, the terms of this Lease, and the covenants, obligations, and conditions contained in this Lease shall remain strictly confidential. Tenant agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker; provided, however, Tenant may provide a copy of this Lease to a non-party solely in conjunction with Tenant's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

         22.27 Additional Provisions. Those additional provisions set forth in Exhibit H, if any, are hereby incorporated by this reference as if fully set
  ---------
  forth herein.

         22.28 Covenants and Warranties. Landlord covenants and warrants that Landlord has good right and full power to let and lease the Premises and to enter into the agreements contained herein. Landlord agrees that, if and a long as Tenant is not in default after the applicable grace periods after notice under the terms hereof, Tenant shall quietly and peaceably hold, possess and enjoy the Premises for the full term of this Lease without any hindrance or molestation by Landlord or its agents or employees, and Landlord shall defend the use and occupancy of the same by Tenant against the lawful claims of all persons whomsoever, except with respect to such matters of title as affect the Premises as of the date hereof. Landlord covenants, warrants and represents that all matters of title affecting the Premises, either individually or in the aggregate, do not and shall not materially interfere with Tenant's use of the Premises contemplated hereunder.

         22.29 Representations and Warranties. Landlord makes the following representations, warranties and covenants to Tenant:

                                      17.

                                   EXHIBIT H
                                   ---------

            ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT
            ----------------------------------------------------

            The purpose of this form is to obtain information regarding the use of hazardous substances on the premises. Prospective tenants should answer the questions in light of their proposed operations on the premises. Existing tenants should answer the questions as they relate to on-going operations on the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

            Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:

                 LATHROP INDUSTRIAL DEVELOPMENT LLC
                         c/o Keamy Ventures LLC
                             129 Edelan Avenue
                           Los Gatos, CA 95030
                     Attention: Timothy J. Murphy, Manager

1.   GENERAL INFORMATION

     Name of Responding Company: Mohawk Industries, Inc.
                                 -------------------------------------
                                   (Lathrop, CA Whse)

     Check the Applicable Status:

     Prospective Tenant  X    Existing Tenant

     Mailing Address: 160 South Industrial Blvd.
                      ------------------------------------------------
                      Calhoun, GA. 30703
                      ------------------------------------------------

     Contact Person and Title: Denise Wood - Environmental Coordinator
                               ---------------------------------------

     Telephone Number: (706) 270-6601 EXT. 27
                       ----- -----------------------------------------

     Address of Leased Premises: _____________________________________

     Length of Lease Term: ___________________________________________

     Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to on-going operations.

     Storage and distribution of Carpets, Rugs, wood flooring, and
     -----------------------------------------------------------------
     tile.
     -----------------------------------------------------------------

2.   STORAGE OF HAZARDOUS MATERIALS

     2.1  Will any hazardous materials be used or stored on-site?

          Wastes              Yes      (No)
          Chemical Products        Yes       (No)

     2.2 Attach the list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55 gallon drums on concrete pad).

3.   STORAGE TANKS & PUMPS

     3.1 Is any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or pumps proposed or currently conducted on the premises?

          Yes            (No)

          If yes, describe the materials to be stored, and the type, size and construction of the pump or tank. Attach copies of any permits obtained for the storage of such substances.

          ____________________________________________________________

          ____________________________________________________________

     3.2 Have any of the tanks or pumps been inspected or tested for leakage? N/A

          Yes            No
          If so, attach the result.

     3.3  Have any spills or leaks occurred from such tanks or pumps?

               Yes           (No)

               If so, describe.

               _________________________________________________________________

               _________________________________________________________________

          3.4  Were any regulatory agencies notified of the spill or leak? N/A

               Yes           (No)

               If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

          3.5 Have any underground storage tanks or pumps been taken out of service or removed?

               Yes           (No)


               If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

     4.   SPILLS

          4.1  During the past year, have any spills occurred on the premises?

               Yes           (No)

               If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

               _________________________________________________________________

               _________________________________________________________________

          4.2  Were any agencies notified in connection with such spills?  N/A

               Yes            No

               If so, attach copies of any spill reports or other correspondence with regulatory agencies.

          4.3 Were any clean up actions undertaken in connection with the spills? N/A

               Yes            No

               If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

               _________________________________________________________________

               _________________________________________________________________

     5.   WASTE MANAGEMENT

          5.1 Has your company been issued an SPA Hazardous Waste Generator I.D. Number?

          Yes       N/A

     5.2 Has your company filed a biennial report as a hazardous waste generator?

          Yes       N/A

          If so, attach a copy of the most recent report filed.

     5.3 Attach the list of the hazardous waste, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

     5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

                                      N/A
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

                                      N/A
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     5.6 Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

          Yes      (No)

          If yes, please describe any existing or proposed treatment methods.

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     5.7  Attach copies of any hazardous waste permits or licenses issued to
          your company with respect to its operations on the premises.   N/A


6.   WASTEWATER TREATMENT/DISCHARGE

     6.1  Do you discharge wastewater to:

          _______ storm drain?    _______ sewer?
          _______ surface water?     x    no industrial discharge  Sanitary only
                                  -------

     6.2  Is your wastewater treated before discharge?

          Yes      (No)     Sanitary only

          If yes, describe the type of treatment conducted.

                             --------------------------------------------------

                             --------------------------------------------------

                        63 Attach copies of any wastewater discharge permits issued to your company with respect to its
                             operations on the premises.   N/A

                   7    AIR DISCHARGES

                        7.1 Do you have any air filtration systems or stacks that discharge into the air?

                             Yes       (No)


                        7.2 Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

                             ________________ Spray booth
                             ________________ Dip tank
                             ________________ Drying oven
                             ________________ Incinerator
                             ________________ Other (please describe)
                                     X
                             ---------------- No Equipment Requiring Air Permits

                        7.3  Are air emissions from your operations monitored?

                             Yes       N/A


                             If so, indicate the frequency of monitoring and a description of the monitoring results.


                             ---------------------------------------------------

                             ---------------------------------------------------

                        7.4 Attach copies of any air emissions permits pertaining to your operations on the premises. N/A

                    8.  HAZARDOUS MATERIALS DISCLOSURES

                        8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet?

                             Yes       (No)


                        8.2 Has your company prepared a hazardous materials management plan ("business plan") pursuant to
                             Orange County Fire Department requirements?    N/A

                             Yes       (No)


                             If so, attach a copy of the business plan.

                        8.3 Are any of the chemicals used in your operations regulated under Proposition 65?

                             Yes       (No)


                             If so, describe the actions taken, or proposed actions to be taken, to comply with Proposition 65 requirements.

                   MOHAWK INDUSTRIES CHEMICAL INVENTORY LIST


--------------------------------------------------------------------------------
 SACRAMENTO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Product                                  R     Codes  Equipment
--------------------------------------------------------------------------------
 Ajax                                     0     N      NONE
--------------------------------------------------------------------------------
 Citra-Cide                               0     N      NONE
--------------------------------------------------------------------------------
 Clorox Bleach Toilet Bowl Cleaner        0     N      NONE
--------------------------------------------------------------------------------
 Formula 409                              0     N      NONE
--------------------------------------------------------------------------------
 Fresh & Clean Restroom Cleaner           0     N      NONE
--------------------------------------------------------------------------------
 Lead-Acid Battery                        2     D      NONE
--------------------------------------------------------------------------------
 Pine-Sol                                 0     N      [PICTURE APPEARS HERE]
--------------------------------------------------------------------------------
 Simple Green                             0     N      NONE
--------------------------------------------------------------------------------
 Urethane Cushioning - Bonded             0     N      NONE
--------------------------------------------------------------------------------
 Windex                                   0     N      NONE
--------------------------------------------------------------------------------

             ____________________________________________________
            *See attached chemical inventory list for Sacramento
             ----------------------------------------------------

       *8.4  Describe the procedures followed to comply with OSHA
             Hazard Communication Standard requirements.

             Employees are trained on HAZCOM.  All cleaning and
             ----------------------------------------------------
             maintenance chemicals are labeled and MSOSs are
             ----------------------------------------------------
             maintained on site.
             ------------------

9.      ENFORCEMENT ACTIONS, COMPLAINTS

        9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

             Yes            (No)

             If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

             ____________________________________________________

             ____________________________________________________

        9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

             Yes            (No)

        9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

             Yes            (No)

        9.4 Has an environmental audit ever been conducted at your company's current facility?

             Yes            (No)

             If so, discuss the results of the audit
             ____________________________________________________

             ____________________________________________________

        9.5 Have there been any problems or complaints from neighbors at the company's current facility?

             Yes            (No)

             Please describe:

             ____________________________________________________

             ____________________________________________________


By:    /s/ Denise A. Wood
       -------------------------
       Denise A. Wood, CHMM

Title: Environmental Coordinator -
       -------------------------
       Mohawk Industries, Inc.
       11-13-00

                                   EXHIBIT A
                                   ---------

                                    Project
                                    -------


                                             [PARTIAL SITE PLAN]


                                                       [REFERENCE SITE PLAN]

                                   EXHIBIT B
                                   ---------


                             SITE PLAN OF PREMISES
                             --------------------


                                                          [COMPOSITE FLOOR PLAN]

A.   General Requirements
     --------------------

     1. All signage must conform to the applicable permit, zoning and other requirements of the City of Lathrop.

     2. The entire cost of Tenant's signage, including, without limitation, permit costs, design fabrication and installation, shall be at Tenant's sole expense.

     3. Tenant shall be responsible for the fulfillment of all requirements of these criteria.

B.   General Specifications
     ----------------------

     1. No flashing, flickering, blinking, animated or audible signs or lights will be permitted. Internally illuminated signs are acceptable. Approval must be obtained from Landlord for all design and installation details.

     2. If the sign is illuminated, the light source for the illumination shall be concealed from view, and the light source shall not travel from such light source straight into the viewer's eye. Instead it shall be visible only from a reflecting or diffusing surface. No part of the sign's light shall revolve, rotate, move or create the illusion of same.

     3. Tenant's placement of the sign will be as approved by Landlord, and installation shall be by the contractor approved by Landlord for the exclusive sign contractor to work on the Project.

     4. Upon removal of the Tenant signage, any damage to the Building must be repaired at the sole cost of the Tenant.

     5. Tenants may place white vinyl lettering, with letter size not exceeding five (5) inches on the window area or entry doors to the Premises. Such lettering is limited to the identification of the Tenant and for the Premises' address only. All window lettering shall be submitted to and approved in writing by Landlord.

     6. Due to the infinite number of building sizes and configurations, each sign submission will be judged on its own merit at the sole discretion of Landlord. The decision of Landlord is final, and shall not be subject to review or challenge. Approval of one sign or signage program should not be construed to convey approval for any other signs, designs or installations.

     Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon the glass panes or exterior walls of the Building.

                                   EXHIBIT C
                                   ---------

                                  WORK LETTER
                                  -----------

1.   Definitions.
     -----------

     (a)  The term "Tenant Improvements" shall mean those improvements that
                    -------------------
Landlord is obligated to construct in the Premises pursuant to plans and specifications developed therefor in accordance with Paragraph 2(a) below and shall not include those items which Landlord is required to construct at Landlord's sole cost as part of the Building Shell, as that term is defined in
Exhibit 1 attached to this Work Letter and made a part hereof.

     (b)  The term "Tenant Improvement Costs" shall include but not be limited
                    ------------------------
to all sums (1) paid to contractors for labor and materials furnished in connection with construction of the Tenant Improvements pursuant to Paragraph 2 below; (2) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Landlord to or at the direction of any city, county, or other governmental authority or agency which are required to be paid by Landlord in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant Improvements and the use and occupancy of the Premises, including without limitation all in lieu fees and utility fees; (3) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements; and (4) premiums, if any, for course of construction insurance and for payment and completion bonds relating only to construction of the Tenant Improvements.

2.   Procedure and Time Schedules.
     ----------------------------

     (a) Approval of Plans. Within ten (10) days after execution of this Lease by both parties hereto, Landlord shall prepare and submit to Tenant for Tenant's approval preliminary plans, specifications and working drawings for the Tenant Improvements which Tenant desires Landlord to construct on the Premises, and Tenant's approval shall not be unreasonably withheld. At such time as Tenant has approved the preliminary plans, specifications and working drawings, Landlord shall proceed with the preparation of the final plans, specifications and working drawings and shall deliver the same to Tenant for Tenant's approval, which shall not be unreasonably withheld, and which shall be based solely upon whether such final plans are consistent with the preliminary plans. Landlord shall concurrently deliver to Tenant the final plans, specifications and working drawings for the Building Shell to Tenant for its review (but not approval). If Landlord and Tenant agree on such plans, they shall indicate their approval thereof by initialing and dating the same and shall become a part hereof. Landlord shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval. Landlord shall notify Tenant of any changes required by any governmental agencies, and Tenant shall have seven (7) days thereafter to indicate its approval thereof. All such changes required by governmental agencies shall be deemed acceptable to Tenant unless Tenant's use of the Premises is materially impaired thereby. The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to Subparagraph (c) below, shall be referred to herein as the "Approved Plans." Following governmental approval of the Approved
               --------------
Plans, Landlord shall promptly deliver to Tenant a copy of the Approved Plans. Notwithstanding anything to the contrary contained herein or in the Lease, in the event the parties, despite their good faith efforts, are unable to agree upon Approved Plans within thirty (30) days of the date of this Lease, then either party may terminate this Lease by written notice to the other, at which point the parties shall have no further rights or obligations under the Lease other than pursuant to those provisions which expressly survive termination thereof.

     (b)  Contractors. The Tenant Improvements shall be constructed by
          -----------
Landlord's general contractor, Hollander-Smith. All parties shall use their good faith efforts to complete the preparation and approval of the Approved Plans so that construction contracts may be executed to ensure prompt completion of the Tenant Improvements.

     (c)  Changes To Approved Plans for Tenant Improvements. Once the
          -------------------------------------------------

                                      3.

Approved Plans have been approved by Landlord and Tenant as provided above, then thereafter neither party shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, shall specify which party shall pay such costs and the manner of payment and shall become effective and a part of the Approved Plans once approved in writing by both parties.

     (d)  Commencement and Completion of the Tenant Improvements. As soon as (1)
          ------------------------------------------------------
the Approved Plans have been developed as provided above, and (2) all necessary governmental approvals have been obtained, and at such time as the Building Shells have been sufficiently constructed to permit commencement of the Tenant Improvements, then Landlord shall thereafter commence construction of such Tenant Improvements and shall diligently prosecute such construction to completion, using its best efforts so that the Building Shells and Tenant Improvements may be substantially completed by the Estimated Commencement Date set forth in the Lease. The Tenant Improvements shall be constructed by Landlord substantially in accordance with the Approved Plans, and in compliance with all applicable regulations, ordinances, building codes, and statutes of lawful governmental authority.

     (e)  Payment of Cost of Tenant Improvements. Landlord shall first pay all
          --------------------------------------
Tenant Improvement Costs for those items ("Landlord Items") as set forth in
                                           --------------
Exhibit 1 attached to this Work Letter and made a part hereof. Tenant shall pay
---------
the costs of any Tenant extra work or change orders. Landlord shall submit bills to Tenant in such amounts and at such times as bills are submitted to Landlord. Tenant, shall make payment of any increased costs resulting from change orders or extra work orders upon receipt of invoices from Landlord or the Contractor showing the increased amount payable for such change.

3.        Delay In Completion Caused By Tenant. The parties hereto acknowledge
          ------------------------------------
     that the date on which Tenant's obligation to pay the monthly delayed because of, among other things: (a) Tenant's failure to review and approve or make comments to plans for the Tenant Improvements submitted by Landlord within any specific time periods set forth in paragraph 1; (b) change orders requested by Tenant and approved by Landlord; (c) Tenant's failure to complete any of its own improvement work to the extent Tenant delays completion by appropriate governmental authorities of their final inspection and approval of Landlord's improvements; or (d) interference with Landlord's work caused by Tenant or by Tenant's contractors or subcontractors (collectively "Tenant Delays"). It is the intent of the
                                   -------------
     parties hereto that Tenant's obligation to pay Base Rent not be delayed by any such causes, and in the event it is so delayed, then Tenant's obligation to pay the Base Rent shall commence as of the date it would otherwise have commenced absent said delay caused by Tenant. Delays in excess of thirty (30) days for any of the above-mentioned reasons may affect Landlord's financing of construction of the Premises and Tenant agrees to pay any reasonable additional financing costs, including loan fees, incurred by Landlord as a result thereof.

3.        Delivery of Possession. When the Tenant Improvements are substantially
          ----------------------
     completed, Landlord and Tenant shall together walk through and inspect the Premises and Tenant Improvements so completed (which inspection shall include the testing of all utility facilities, lighting, HVAC equipment, and other service equipment affecting the Premises, and an inspection of all ceilings, walls, and floors) using their commercially reasonable efforts to discover all uncompleted or defective construction. After such inspection has been completed, a list of "punchlist" items shall be prepared by Landlord which the parties agree are to be corrected by Landlord. Landlord shall use its best efforts to complete and/or repair such "punchlist" items within thirty (30) days. Tenant's taking possession of the Premises shall be deemed to be an acceptance by Tenant of the Premises as complete and in accordance with the terms of this Lease, subject to completion of the punchlist items within said period.

                                      4.

                            EXHIBIT 1 TO EXHIBIT C
                            ----------------------

                                  WORK LETTER
                                  -----------

Tenant Improvements:

a. 800amps of 277/480 volt power separately metered.

b. Eleven 400 watt high bay lights in warehouse area to provide 25 lumens of light.

c. Grade level ramp to be constructed at dock door adjacent to "will call" office at front of building.

d. Fifteen (15) edge of dock levelers at dock doors.

e. Approximately 2745 sq. ft. of office space, including restroom facilities, as shown on the attached Exhibit a-1.

f. Floor to ceiling demising wall separating Tenant's space from remainder of building.

g. Caulking of floor joints located within the first forty eight feet of floor area from dock doors.

h. Tenant to provide flooring for office and restroom areas at Tenant's cost.

                                      5.

                                   EXHIBIT I
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's reasonable charge for Tenant's listing thereon and for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

7. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

8. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

9. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shah be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

12. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

13. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Project are prohibited, and each tenant shall cooperate to prevent these activities.

14. Tenant shall store all its trash and garbage within its Premises or in enclosed and/or screened outside areas as approved by Landlord, which approval shall not be unreasonably withheld.

15. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Project.

18. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas, unless Tenant agrees to pay such increase.

19. Tenant's requests for assistance will be attended to only upon appropriate application to an authorized representative of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any portion of the Premises without specific instructions from Landlord.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of this lease or any lease of premises in the Building. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                            EXHIBIT 2 TO EXHIBIT C
                            -----------------------

                                 Office Layout

                              APPROVED BY TENANT:

                           /s/ [ILLEGIBLE]
                           ------------------------
                           SIGNATURE

                                   10/15/00
                           ------------------------
                           DATE


                         [PLAN OF OFFICE APPEARS HERE]

                                      6.

                                   EXHIBIT D
                                   ---------

                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------


     With respect to that certain lease ("Lease") between ALADDIN MANUFACTURING CORPORATION, a Delaware corporation ("Tenant"), and LATHROP INDUSTRIAL DEVELOPMENT, LLC , a California limited liability company ("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 101,112
                                                                        -------
rentable square feet of the building located at 2733 Yosemite Avenue, Building
                                                ------------------------------
4, Lathrop, California ("Premises") in accordance with that certain lease dated
----------------------
October 3, 2000, Tenant hereby acknowledges and certifies to Landlord as
---------
follows:

     (1)  The Lease commenced on January 5, 2001 ("Commencement Date");
                                 ---------

     (2)  The Premises contain 101,112 square feet of space; and
                               -------

     (3)  Tenant has accepted [and is currently in possession of] the Premises.

     IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this 5
                                                                            -
     day of Febuary, 2000.
            -------

     "Tenant"

     ALADDIN MANUFACTURING CORPORATION
     A Delaware Corporation


     By:      Salvatore J Perillo
           -------------------------------------

     Its:     ASS & SEC / GENERAL COUNCIL
           -------------------------------------

     By:   _____________________________________

     Its:  _____________________________________


     By:   _____________________________________

     Its:  _____________________________________

                                      7.

                                    Exhibit E
                                    ---------

Dated:       October 3, 2000

By and Between
(Lessor):                Lathrop Industrial Development LLC
(Lessee):                Aladdin Manufacturing Corporation
Address of Premises:     2733 Yosemite Avenue, Building 4, Lathrop, CA

A.        OPTION(S) TO EXTEND:

 Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional sixty (60) month period commencing when the prior term expires upon each and all of the following terms and conditions:

          (i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six (6) but not more than nine (9) months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.

          (ii) The provisions of paragraph 18, relating to Lessee's Default of this Lease, are conditions of this Option.

          (iii) Except for the provisions of this Lease granting an option to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

          (iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting; provided, however, that the foregoing restriction shall not apply to assignees which do not require Landlord's consent pursuant to Paragraph 17 of the Lease.

          (v) Base rent shall have an increase between the thirtieth (30/th/) and thirty-first (3l/st/) months of the option term.

The monthly Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

                    1) Four months prior to the end of the original Lease term the Parties shall attempt to agree upon what the new Market Rental Value (MRV) will be on the adjustment date. If agreement cannot be reached, within thirty (30) days, then:

                              (a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty (30) days. Any associated costs will be split equally between the Parties, or

                              (b) Both Lessor and Lessee shall each immediately
                                  make a reasonable determination of the MRV and submit such determination, in writing , to arbitration in accordance with the following provisions:

                                    (i)   Within fifteen (15) days thereafter,
                                          Lessor and Lessee shall each select a
                                          broker ("Consultant ") of their choice
                                          to act as an arbitrator. The two
                                          arbitrators so appointed shall
                                          immediately select a third mutually
                                          acceptable Consultant to act as a
                                          third arbitrator.

                                    (ii)  The three arbitrators shall within
                                          thirty (30) days of the

                                      8.

                         appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

                                 (iii) If either of the Parties fails to appoint
                         an arbitrator within the specified fifteen (15) days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

                                 (iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected. Ie. the one that is NOT the closest to the actual MRV.


                    2)                       Notwithstanding the foregoing, the
                         new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

                                      9.

                                    [LOGO]
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                               GUARANTY OF LEASE
                                  EXHIBIT F

          WHEREAS, Lathrop Industrial Development, LLC, (hereinafter "Lessor",
                   -----------------------------------
and Aladdin Manufacturing Corporation, a Delaware corporation, hereinafter
    ---------------------------------------------------------
"Lessee", are about to execute a document entitled "Lease" dated November 2000
                                                                 -------------
concerning the premises commonly known as 2733 Yosemite Avenue, Building 4,
                                          --------------------------------
Lathrop, California wherein Lessor will lease the premises to Lessee, and
-------------------

          WHEREAS, Mohawk Industries, a Delaware corporation hereinafter
                   -----------------------------------------
"Guarantors" have a financial interest in Lessee, and

          WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

          NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

          It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

          This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

          No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

          Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

          Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other
Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

          Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

          If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

          The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

          The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns. So long as Lessor's interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

          The term "Lessee" refers to and means the Lessee named in the Lease and also Lessee's successors and assigns.

          In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

          If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the American Industrial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at ____________________________          _____________________________

on _____________________________________          _____________________________

Address ________________________________          _____________________________
                                                           "GUARANTORS"
________________________________________

COYTE/ALADDIN-GUARANTY

                                   EXHIBIT G

                           Industrial Sign Criteria
                           ------------------------
                              Tenant Guidelines

         These criteria have been established for the purpose of assuring an outstanding business park and for the mutual benefit of all tenants. All signage, both as to design and shop drawings, must receive written approval by Landlord and by Landlord before fabrication. Conformance will be strictly enforced and any installed non-conforming or unapproved sign may be removed by Landlord (or, at Landlord's option brought into conformance) at the expense of the Tenant.

         Landlord's approval shall be based on conformity to this Sign Criteria and harmony, both architecturally and aesthetically, of the proposed sign with the design of the Project, which approval shall not be unreasonably withheld, conditioned or delayed.

         To secure Landlord's approval, a design sketch of all proposed signs is to be submitted. After approval of design sketch in writing by Landlord, three
 (3) white prints of each shop drawing of all signs must be submitted to the Landlord for approval. The shop drawings must be consistent with the design sketch approved by Landlord and must indicate the type and sizes of all lettering, and their location. A schematic section through the sign will be required where necessary to show the form, colors and finishes of all materials, and wattages and light intensity must be specified. All disapproved or conditionally approved drawings must be resubmitted until unconditionally approved by the Landlord. Incomplete drawings will be returned without approval.

A.   General Requirements
     --------------------

     1. All signage must conform to the applicable permit, zoning and other requirements of the City of Lathrop.

     2. The entire cost of Tenant's signage, including, without limitation, permit costs, design fabrication and installation, shall be at Tenant's sole expense.

     3. Tenant shall be responsible for the fulfillment of all requirements of these criteria.

B.   General Specifications
     ----------------------

     1. No flashing, flickering, blinking, animated or audible signs or lights will be permitted. Internally illuminated signs are acceptable. Approval must be obtained from Landlord for all design and installation details.

     2. If the sign is illuminated, the light source for the illumination shall be concealed from view, and the light source shall not travel from such light source straight into the viewer's eye. Instead it shall be visible only from a reflecting or diffusing surface. No part of the sign's light shall revolve, rotate, move or create the illusion of same.

     3. Tenant's placement of the sign will be as approved by Landlord, and installation shall be by the contractor approved by Landlord for the exclusive sign contractor to work on the Project.

     4. Upon removal of the Tenant signage, any damage to the Building must be repaired at the sole cost of the Tenant.

     5. Tenants may place white vinyl lettering, with letter size not exceeding five (5) inches on the window area or entry doors to the Premises. Such lettering is limited to the identification of the Tenant and for the Premises' address only. All window lettering shall be submitted to and approved in writing by Landlord.

     6. Due to the infinite number of building sizes and configurations, each sign submission will be judged on its own merit at the sole discretion of Landlord. The decision of Landlord is final, and shall not be subject to review or challenge. Approval of one sign or signage program should not be construed to convey approval for any other signs, designs or installations.

     Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon the glass panes or exterior walls of the Building.

     (a) Landlord has complete and full authority to execute this Lease subject to the provisions hereof.

     (b) To Landlord's knowledge and belief, neither the entering into of this Lease nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Landlord of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

     (c) Landlord has no knowledge of, nor has Landlord received any notice of, any actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency (including governmental actions under condemnation authority or proceedings similar thereto) against the Land, the Building or Landlord, nor has any such organization, person, individual or governmental agency communicated to Landlord anything which Landlord believes to be a threat of any such action, litigation or proceeding.

     (d) Landlord shall not further encumber or restrict the Land or the Building (or allow same to be encumbered or restricted) or otherwise grant any interest therein to if such encumbrance or restriction would materially adversely affect Tenant's rights hereunder and shall keep all mortgage, tax and other payments related to the Land and Building current.

     (e) The parties executing this Lease on behalf of Landlord have the power and authority to make the provisions hereof the legal, valid and binding obligations of Landlord.

WHERETOFORE, the Parties hereby enter into this agreement as of this ______ day of November, 2000

                    "Landlord"
                    LATHROP INDUSTRIAL DEVELOPMENT, LLC
                    a California limited liability company

                    By:  ________________________________
                         Timothy J. Murphy, Manager



                    "Tenant"

                    Aladdin Manufacturing Corporation,
                    A Delaware Corporation

                         /s/ Salvatore J. Perillo
                    By:  --------------------------------
                         Salvatore J. Perillo, Esq.
                         Assistant Secretary/General Counsel



                         /s/ Salvatore J. Perillo
                    By:  --------------------------------
                         Name:  Assistant Secretary/
                         Title: General Counsel

                                      18.